EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Acquisition of Blackhawk Bancorp, Inc.

MATTOON, Ill. and BELOIT, Wis., March 21, 2023 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (“First Mid”) and Blackhawk Bancorp, Inc. (OTCQX: BHWB) (“Blackhawk”) announced today the execution of a definitive agreement under which Blackhawk will merge with First Mid in a 100% stock transaction.

Blackhawk is the parent company of Blackhawk Bank and is headquartered in Beloit, Wisconsin, operating 10 branches in Wisconsin and Illinois. As of December 31, 2022, Blackhawk had approximately $1.32 billion in total assets, $782 million in loans and $1.19 billion in deposits. Blackhawk has been a pillar of the Beloit community since 1881 and expanded into northern Illinois in 1996.

Under the terms of the agreement, First Mid will acquire 100% of the outstanding shares of Blackhawk and Blackhawk shareholders will receive 1.15 shares of FMBH common stock for each share of BHWB common stock. Based on First Mid’s price per share at closing on March 20, 2023 of $27.13, the aggregate consideration to be paid by First Mid is approximately $90.3 million, subject to certain conditions and adjustments.

The transaction is estimated to be approximately 22% accretive to earnings per share in 2024 (excluding nonrecurring transaction expenses). Estimated tangible book value per share dilution to First Mid is expected to be earned back in 1.9 years under the crossover method. First Mid expects to achieve cost savings of approximately 31% of Blackhawk’s noninterest expense. While revenue synergies are anticipated, they have not been included in the estimates.

As of December 31, 2022, Blackhawk had a loan-to-deposit ratio of approximately 65% and a fourth quarter cost of deposits of 0.51%. In addition, Blackhawk had only 8.5% of its balances as uninsured deposits (excluding preferred deposits). All of these ratios strengthen the funding sources for First Mid. Based on the December 31, 2022 ratios, the pro forma company will have a loan to deposit ratio of approximately 85%, a pro forma cost of deposits of 0.67%, and pro forma uninsured deposits of only 21% (excluding preferred deposits). In addition to these benefits, Blackhawk’s available for sale securities portfolio of approximately $444 million at December 31, 2022 will be marked to fair value through purchase accounting at the close of the transaction. This will provide significant flexibility and an additional liquidity source for the combined company.

“Blackhawk has a long history of providing excellent service with a community-minded focus that aligns very well with First Mid’s philosophy,” said Joe Dively, Chairman and Chief Executive Officer of First Mid. “We have been talking to Todd and his team for a number of years about a possible combination of our organizations. And, while there is volatility in the equity markets for banks today, the discussions which led to today’s announcement started a long time ago. We have partnered with Blackhawk on many projects over the last several years and could not be more confident in the cultural and strategic alignment. The combined company will be an approximately $8.1 billion financial institution with significant wealth management and insurance services. We look forward to welcoming Blackhawk’s shareholders, employees and customers to the First Mid team.”

Todd James, Chairman, President and Chief Executive Officer of Blackhawk commented, “This has been a very long process culminating in today’s announcement, which has reinforced our belief in the strength of these two organizations and the opportunities it will provide once combined. We are excited to join forces with First Mid, a like-minded partner that shares our commitment to supporting the communities we serve and building strong long-term relationships with customers. Our communities, customers, employees and shareholders will benefit from access to a larger banking organization offering larger loan limits and a broader array of services, including wealth management, trust, insurance and agricultural services.”

The transaction has been unanimously approved by each company’s board of directors and is expected to close in the second half of 2023, subject to regulatory approvals, the approval of Blackhawk’s stockholders and the satisfaction of customary closing conditions.

Piper Sandler & Co. served as exclusive financial advisor and rendered a fairness opinion to Blackhawk. Reinhart Boerner Van Deuren S.C. served as legal advisor to Blackhawk. Janney Montgomery Scott LLC served as exclusive financial advisor to First Mid. ArentFox Schiff LLP served as legal advisor to First Mid.

A slide presentation relating to the transactions can be accessed under the investor relations section of First Mid’s website at www.firstmid.com. In addition, the presentation is included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission announcing the transaction.

About First Mid Bancshares, Inc: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc. and First Mid Wealth Management Co. First Mid is a $6.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri and Texas, and a loan production office in the greater Indianapolis area. Together, the First Mid team takes great pride in their work and their ability to serve customers well over the last 158 years. More information about the Company is available on our website at www.firstmid.com.

About Blackhawk Bancorp, Inc.: Established in 1881, Blackhawk has served individuals, families and business owners for 142 years. Blackhawk operates ten full-service banking centers in Beloit and Janesville, Wisconsin and in Rockford, Belvidere, Machesney Park, Roscoe, McHenry, and St. Charles, Illinois. Blackhawk also operates a mortgage processing center in Roscoe, Illinois. Complete information about Blackhawk can be found at www.blackhawkbank.com.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid and Blackhawk, such as discussions of First Mid’s and Blackhawk’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Blackhawk, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Blackhawk will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Blackhawk with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain the required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Blackhawk; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Blackhawk’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Blackhawk; accounting principles, policies and guidelines; and the impact of the global COVID-19 pandemic on First Mid’s or Blackhawk’s businesses, the ability to complete the proposed transactions or any of the other foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Important Information about the Merger and Additional Information
First Mid will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Blackhawk that also constitutes a prospectus of First Mid, which will be sent to the shareholders of Blackhawk. Investors in Blackhawk are urged to read the proxy statement/prospectus, which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov. These documents also can be obtained free of charge by accessing First Mid’s website at www.firstmid.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, when available, these documents can be obtained free of charge from First Mid upon written request to First Mid Bancshares, P.O. Box 499, Mattoon, IL 61938, Attention: Investor Relations; or from Blackhawk upon written request to Blackhawk Bancorp, Inc., 400 Broad Street, Beloit, WI 53511, Attention: Todd J. James, President & CEO. A final proxy statement/prospectus will be mailed to the shareholders of Blackhawk.

Participants in the Solicitation
First Mid and Blackhawk, and certain of their respective directors, executive officers and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 15, 2023. These documents can be obtained free of charge from the sources provided above. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

First Mid Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

Blackhawk Investor Contact:
Todd James
Chairman, President & CEO
800-209-2616
tjames@blackhawkbank.com